UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

THE PROGRESSIVE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 14, 2011

Dear Shareholder:

By now you should have received the Notice of Annual Meeting, Proxy Statement, Annual Report to Shareholders, and voting instruction form for The Progressive Corporation’s Annual Meeting of Shareholders to be held on April 29, 2011. These documents would have been forwarded to you by your broker, bank, other financial institution, or their designated representative. We have been advised that, as of the date above, you have not yet voted your shares for this important meeting.

Reminder to Vote

At our Annual Meeting, shareholders will be asked to elect two directors, approve an amendment to our Code of Regulations authorizing the Board of Directors to amend the Code of Regulations to the extent permitted by Ohio law, cast an advisory vote on our executive compensation program, vote on the frequency with which such votes on executive compensation should be held, and ratify our selection of an independent public accounting firm. We are sending this reminder to encourage you to provide voting instructions to your broker or bank as soon as possible.

Update of Proxy Statement

In our Proxy Statement, we stated that the proposal to amend our Code of Regulations was considered to be a “non-routine” proposal under New York Stock Exchange (NYSE) rules. The NYSE has advised us, however, that the proposed amendment to our Code of Regulations, along with the ratification of our independent public accounting firm, are “routine” proposals. For such routine proposals, the NYSE rules permit the broker or bank through which you hold your shares, in its discretion, to vote your shares even if you have not provided specific voting instructions.

Your vote is still important, since the remaining proposals to be voted on are considered non-routine under NYSE rules, as noted in our Proxy Statement. On these non-routine proposals, your broker or bank cannot vote your shares without instructions from you. Therefore, to have your vote counted at the meeting, you must give your broker or bank specific voting instructions on these proposals.

We urge you to exercise your right to vote your shares today! This will ensure that your votes are counted on all of the matters presented in our Proxy Statement. The fastest way to provide voting instructions is by telephone or over the Internet, using the instructions on the enclosed voting instruction form.

Details concerning these proposals are included in our Proxy Statement, which also can be accessed at http://progressiveproxy.com.

If you have questions or need assistance, please contact Morrow & Co., LLC, our proxy solicitor, at 1-800-607-0088.

We appreciate your continued investment in The Progressive Corporation. Thank you for taking time to vote your shares.

Charles E. Jarrett, Secretary